Exhibit 3.1

RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

GIGAMON LLC

A DELAWARE LIMITED LIABILITY COMPANY

THE UNITS REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES ACTS OR LAWS OF ANY STATE IN RELIANCE UPON EXEMPTIONS UNDER THOSE ACTS AND LAWS. THE SALE OR OTHER DISPOSITION OF SUCH UNITS IS RESTRICTED AS STATED IN THIS AGREEMENT, AND IN ANY EVENT IS PROHIBITED UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL THAT SUCH SALE OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES ACTS AND LAWS. BY ACQUIRING UNITS REPRESENTED BY THIS AGREEMENT, EACH MEMBER REPRESENTS THAT IT WILL NOT SELL OR OTHERWISE DISPOSE OF ITS UNITS WITHOUT COMPLIANCE WITH THE PROVISIONS OF THIS AGREEMENT AND REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID ACTS AND LAWS AND THE RULES AND REGULATIONS ISSUED THEREUNDER.

RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

GIGAMON LLC

A DELAWARE LIMITED LIABILITY COMPANY

This Restated Limited Liability Company Agreement (collectively with all schedules and exhibits hereto, as amended and/or restated from time to time, this “Agreement”), dated as of January 20, 2010, is made and entered into by and among the Persons whose names and addresses are listed on the Schedule of Members attached hereto as Schedule A and the Founders. Unless otherwise indicated, capitalized words and phrases in this Agreement shall have the meanings set forth in the Glossary of Terms attached hereto as Exhibit A.

RECITALS:

WHEREAS, on January 2, 2009, Gigamon LLC (collectively with its successors and assigns, the “Company”) was organized as a Delaware limited liability company and Gigamon Systems, as sole member, entered into a limited liability company agreement (the “Prior LLC Agreement”) governing the organization and management of the Company;

WHEREAS, in connection with the Investment (as defined below), the Company is converting all of its outstanding membership interests into Common Units;

WHEREAS, concurrently with the execution of this Agreement, the Series A Preferred Holders are acquiring Series A Preferred Units pursuant to the terms and conditions of that certain Unit Purchase and Redemption Agreement, dated as of January 15, 2010 (as amended and/or restated from time to time, the “Purchase Agreement”), by and among the Members (including the Series A Preferred Holders), the Company and the Founders;

WHEREAS, concurrently with the execution of this Agreement, the Company is redeeming a portion of the Common Units held by Gigamon Systems for an aggregate redemption price equal to $22,800,000, as contemplated by the Purchase Agreement;

WHEREAS, the transactions contemplated by the Purchase Agreement are referred to herein as the “Investment”: and

WHEREAS, Gigamon Systems wishes to restate the Prior LLC Agreement in its entirety and the parties hereto wish to enter into a restated limited liability company agreement of the Company for the purposes of, among other things, creating multiple classes of Units, admitting the Series A Preferred Holders as Members, setting forth the provisions regarding the governance and management of the Company and issuing Series A Preferred Units in exchange for the Capital Contributions set forth herein and reflected in the Schedule of Members.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby restate the Prior LLC Agreement in its entirety as follows:

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ARTICLE I

FORMATION

1.1 Formation; General Terms; Effective Date. The Company was formed on January 2, 2009 as a Delaware limited liability company by the filing of a Certificate of Formation with the Delaware Secretary of State. The Persons listed on the Schedule of Members are the Members of the Company. This Agreement shall be effective immediately prior to the closing of the transactions contemplated by the Purchase Agreement (the “Effective Date”). The rights and obligations of the Members and the terms and conditions of the Company shall be governed by the Act and this Agreement. To the extent the Act and this Agreement are inconsistent with respect to any subject matter covered in this Agreement, this Agreement shall govern to the extent permitted by law. The Board shall cause to be executed and filed on behalf of the Company all other instruments or documents, and shall do or cause to be done all such filing, recording, or other acts as may be necessary or appropriate from time to time to comply with the requirements of law for the continuation and operation of a limited liability company in Delaware and in the other states and jurisdictions in which the Company shall transact business.

1.2 Name. The name of the Company shall be “Gigamon LLC”. The name of the Company shall be the exclusive property of the Company, and no Member shall have any rights, commercial or otherwise, in the Company’s name or any derivation thereof. The Company’s name may be changed only by an amendment to the Certificate of Formation of the Company.

1.3 Purposes. The purposes of the Company shall be (i) to develop, manufacture and sell network and data management technology, and provide related products and services (the “Business”), (ii) to own, hold, maintain, encumber, lease, sell, transfer or otherwise dispose of all property or assets or interests in property or assets as may be necessary, appropriate or convenient to accomplish the activities described in clause (i) above, (iii) subject to Section 5.3(g), to incur indebtedness or obligations in furtherance of the activities described in clause (i) above, and (iv) subject to Section 5.3(1), to engage in any activity for which limited liability companies may be organized in the State of Delaware, all on the terms and conditions and subject to the limitations set forth in this Agreement.

1.4 Principal Place of Business. The principal place of business of the Company shall be at such place as the Board may designate from time to time, which need not be in the State of Delaware. The Company may have such other offices (within or without the State of Delaware) as the Board may designate from time to time.

1.5 Registered Agent; Registered Office. The Company’s registered agent is Incorporating Services, Ltd., and the Company’s registered office in the State of Delaware is 3500 South Dupont Highway in the City of Dover. The Company’s registered agent and office may be changed from time to time only by the Board pursuant to the provisions of the Act.

1.6 Commencement and Term. The Company commenced at the time and on the date appearing in the Certificate of Formation of the Company and shall continue until it is dissolved, its affairs are wound up and final liquidating distributions are made pursuant to this Agreement and in compliance with the Act.

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ARTICLE II

UNITS; CAPITAL CONTRIBUTIONS

2.1 Classes of Units; Voting.

(a) Classes of Units. All interests of the Members in distributions and other amounts specified in this Agreement, as well as the rights of the Members to vote on, consent to, or approve any matter related to the Company, shall be denominated in units of membership interests in the Company (each a “Unit” and collectively, the “Units”); and the relative rights, privileges, preferences and obligations of the Members with respect to Units shall be determined under this Agreement and the Act to the extent provided herein and therein. The number and the class of Units held by each Member shall be set forth opposite each Member’s name on the Schedule of Members. The classes of Units as of the Effective Date are as follows: Common Units (the “Common Units”); and Series A Convertible Preferred Units (the “Series A Preferred Units”). The Series A Preferred Units shall be convertible into Common Units in accordance with the provisions of Section 2.1(c). The Company shall at all times keep available a sufficient number of Common Units for issuance upon conversion of the Series A Preferred Units. The Company shall be authorized to issue not more than 100,000,000 Common Units and not more than 24,329,545 Series A Preferred Units.

(b) Voting. The Members shall have no right to vote on any matter, except as specifically set forth in this Agreement or as may be required under the Act. Any such vote shall be at a meeting of the Members entitled to vote or in writing as provided herein. Each Common Unit shall be entitled to cast one (1) vote on any matter requiring the approval of such Units, and each Series A Preferred Unit shall be entitled to cast one (1) vote for each Common Unit into which such Series A Preferred Unit is then convertible (on an aggregate basis for each Holder of Series A Preferred Units) on any matter requiring approval of such Units. Notwithstanding the preceding sentence, Gigamon Systems shall vote its Units on a proportionate basis according to the ownership interests of its members in accordance with the provisions of Section 2.2 of the Voting Agreement. Except as provided by law or the provisions of this Agreement, the holders of Series A Preferred Units and holders of Common Units shall vote together on all matters as a single class.

(c) Conversion of Series A Preferred Units.

(i) Optional Conversion. Any Holder of Series A Preferred Units shall have the right, at such Holder’s option, at any time and from time to time to convert all or any portion of the Series A Preferred Units held by such Holder into Common Units by providing the Company with written notice of such conversion. A conversion of Series A Preferred Units pursuant to this Section 2.1 (c)(i) shall be effective as of the close of business on the second business day after the Company’s receipt of the conversion notice, provided that the conversion notice may provide that the conversion be conditioned upon, and be effective as of, the occurrence of an event specified in such conversion notice.

(ii) Automatic Conversion. Upon the written consent of the Requisite Series A Preferred Holders, all Series A Preferred Units shall, automatically and without any action on the part of the Holders thereof or the Company, be converted into Common Units. A conversion of Series A Preferred Units pursuant to this Section 2.1(c)(ii) shall be effective as of the close of business on the second business day after the Company’s receipt of the written consent of the Requisite Series A Preferred Holders, provided that such written consent may provide that the conversion be conditioned upon, and be effective as of, the occurrence of an event specified in such written consent.

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(iii) Number of Common Units. In connection with any conversion pursuant to Section 2.1(c)(i) or 2.1(c)(ii), each Series A Preferred Unit shall be convertible into that number of Common Units that is equal to the Series A Preferred Issue Price divided by the Series A Preferred Conversion Price. The “Series A Preferred Conversion Price” shall initially be equal to the Series A Preferred Issue Price, and shall be subject to adjustment as provided in Section 2.1(c)(iv).

(iv) Adjustments to Series A Preferred Conversion Price.

(A)	Adjustments for Subdivisions or Combinations of Common Units. After the Effective Date, if the outstanding number of Common Units shall be subdivided (by split, dividend or otherwise) into a greater number of Common Units, the Series A Preferred Conversion Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. After the Effective Date, if the outstanding number of Common Units shall be combined (by reclassification or otherwise) into a lesser number of Common Units, the Series A Preferred Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(B)	Adjustments for Reclassification, Exchange and Substitution. If the Common Units issuable upon conversion of the Series A Preferred Units shall be changed into the same or a different number of securities, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination provided for above or a Deemed Liquidation Event subject to Section 3.2), then in any such event each Holder of Series A Preferred Units shall thereafter have the right thereafter to convert such Units into the kind and amount of units and other securities and property receivable upon such capital reorganization, reclassification or other transaction by a Holder of the number of Common Units into which such Holder’s Series A Preferred Units could have been converted immediately prior to such recapitalization, reclassification or change.

(C)	Adjustments for Dilutive Issuances. After the Effective Date, if the Company shall issue or sell any Units (as actually issued or, pursuant to Section 2.1(c)(vi) below, deemed to be issued) for a consideration per Unit less than the Series A Preferred Conversion Price in effect immediately prior to such issuance or sale, then immediately upon such issuance or sale the Series A Preferred Conversion Price shall be reduced to a price (calculated to the nearest cent) determined by multiplying such prior Series A Preferred Conversion Price by a fraction, the numerator of which shall be the number of Units outstanding immediately prior to such issue or sale plus the number of Units which the aggregate consideration received by the Company for the total number of Units so issued or sold would purchase at such prior Series A Preferred Conversion Price, and the denominator of which shall be the number of Units outstanding immediately prior to such issue or sale plus the number of Units so issued or sold.

(v) For the purposes of Section 2.1(c)(iv)(C) above, none of the following issuances shall be considered an issuance or sale of Units:

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(A)	the issuance of Common Units upon conversion of Preferred Units;

(B)	the issuance of Common Units as a dividend on the Common Units, or as a result of a subdivision of Common Units subject to Section 2.1(c)(iv)(A) above;

(C)	the issuance of Common Units to employees or directors of, or consultants or advisors to, the Company pursuant to a plan, agreement or arrangement approved by the Board (including the vote at a duly convened meeting of the Board or written approval of at least one Series A Manager); and

(D)	the issuance of Common Units to strategic partners or in connection with other commercial arrangements involving the Company, on terms and conditions approved by the Board (including the vote at a duly convened meeting of the Board or written approval of at least one Series A Manager).

Furthermore, for clarity, it is agreed that the issuance of Performance Units pursuant to the Unit Incentive Plan, as currently in effect and as may from time to time be amended in accordance with Section 5.3, shall not constitute an issuance of Units within the meaning of the Section 2.1(c)(iv) and shall not be the basis for an adjustment to the Series A Preferred Conversion Price pursuant to Section 2.1(c)(iv)(C).

(vi) For the purposes of Section 2.1(c)(iv) above, the following subparagraphs (A) to (D), inclusive, shall also be applicable:

(A)	In case at any time the Company shall grant any rights to subscribe for, or any rights or options to purchase, Units, whether or not such rights or options or the right to convert or exchange are immediately exercisable, and the price per Unit for which Units are issuable upon the such exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of any such rights or options which relate to such convertible securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such convertible securities and upon the conversion or exchange thereof, by (y) the total maximum number of Units issuable upon the exercise of such rights or options or upon the conversion or exchange of all such convertible securities issuable upon the exercise of such rights or options) shall be less than the Series A Preferred Conversion Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of Units issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such convertible securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for the price per Unit (calculated as described above), provided that if any such issue or sale of Units is made upon exercise of any rights or options to purchase Units for which adjustments of the conversion price have been or are to be made pursuant to other provisions of Section 2.1(c)(iv), no further adjustment of the conversion price shall be made by reason of such issue or sale.

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(B)	In case at any time the Company shall issue or sell any convertible securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per Unit for which Units are issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such convertible securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of Units issuable upon the conversion or exchange of all such convertible securities) shall be less than the Series A Preferred Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of Units issuable upon conversion or exchange of such convertible securities shall (as of the date of the issue or sale of such convertible securities) be deemed to be outstanding and to have been issued for such price per Unit (calculated as described above), provided that if any such issue or sale of such convertible securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such convertible securities for which adjustments of the conversion price have been or are to be made pursuant to other provisions of Section 2.1(c)(iv), no further adjustment of the conversion price shall be made by reason of such issue or sale.

(C)	In case at any time any Units or convertible securities or any rights or options to purchase any such Units, or convertible securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any Units or convertible securities or any rights or options to purchase any such Units or convertible securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board.

(D)	Upon the expiration of any rights or options, rights to subscribe for, or any rights or options to purchase, Units or any convertible securities, which shall not have been exercised or converted, the Series A Preferred Conversion Price, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if the only additional Units issued were the Units, if any, actually issued upon the exercise or conversion of such rights, options or convertible securities and the consideration received therefor was the consideration actually received by the Company for the issuance of all such rights, options or convertible securities, whether or not exercised or converted, plus the consideration actually received by the Company upon such exercise or conversion.

(vii) Waiver of Adjustment of Series A Preferred Conversion Price. Notwithstanding anything to the contrary, the operation of Section 2.1(c)(iv) and any adjustments made to the Series A Preferred Conversion Price pursuant thereto may be waived with respect to any specific Series A Preferred Units, either prospectively or retroactively and either generally or in a particular instance, by a writing executed by the registered Holder of such Series A Preferred Units. Any waiver pursuant to this Section 2.1(c)(vii) shall bind all future holders of Series A Preferred Units for which such waiver is effective. In the event that a waiver of adjustment of the

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Series A Preferred Conversion Price results in different conversion prices for different Series A Preferred Units, the Company shall maintain a ledger identifying the conversion price for each Series A Preferred Unit. Such information shall be made available to any holder of Series A Preferred Units upon request. For purposes of this Section 2.1(c)(vii), if different Series A Preferred Units have different conversion prices as a result of a waiver pursuant to this Section 2.1(c)(vii), the Series A Preferred Conversion Price for triggering any future adjustment of the conversion price of the Series A Preferred Units that have not had such adjustment waived shall be the lowest conversion price in effect with respect to Series A Preferred Units.

(viii) Certificate of Adjustments. Upon the occurrence of each adjustment of the Series A Preferred Conversion Price pursuant to Section 2.1(c)(iv), the Company at its expense shall promptly compute such adjustment and furnish to each Holder of Series A Preferred Units a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company shall, upon the written request at any time of any Series A Preferred Holder, furnish to such Series A Preferred Holder a like certificate setting forth (x) any and all adjustments made to the Series A Preferred Conversion Price since the Effective Date, (y) the Series A Preferred Conversion Price at the time in effect, and (z) the number of Common Units and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Units.

(ix) Effect of Conversion. Notwithstanding anything in this Agreement to the contrary, each Series A Preferred Unit that has been converted into a Common Unit under this Section 2.1(c) shall cease to have the rights, preferences and privileges provided under this Agreement for the Series A Preferred Units and shall thereafter be treated as a Common Unit for all purposes.

2.2 Additional Capital Contributions; Participation Rights. Subject to Section 2.1(a) and Section 5.3 and except as otherwise expressly provided in this Agreement, the Board may from time to time authorize and cause the Company to issue additional Units, securities or rights convertible into Units, options or warrants to purchase Units, or any combination of the foregoing, consisting either of the classes of Units authorized hereby or as otherwise may be authorized in accordance with the terms hereof (collectively, “New Securities”), and with such rights, privileges, preferences and restrictions and other terms and conditions, and in exchange for such cash or other lawful consideration, as the Board may determine; provided, however, no Member shall have any obligation to contribute additional capital to the Company except to the extent expressly set forth in the second paragraph of Section 3.3. Any such New Securities will be issued pursuant to subscription agreements and such other documents deemed appropriate by the Board.

2.3 Put Right.

(a) Put of the Series A Preferred Units. At any time from and after the Put Right Commencement Date, upon written notice (the “Put Notice”) to the Company, the Requisite Series A Preferred Holders may elect to require the Company to purchase, out of funds lawfully available therefor, all (but not less than all) of the outstanding Series A Preferred Units (the “Put Right”). Any exercise of the Put Right shall be at a price per Series A Preferred Unit (the “Put Price”) equal to the Series A Preferred Issue Price plus the Accrued Preferred Return applicable to such Series A Preferred Unit up to and including the applicable Put Date. The Company shall purchase, out of funds lawfully available therefor, all the Series A Preferred Units subject to the Put Right in three equal annual installments (without interest, except as otherwise provided for herein) as follows: the first installment shall be made no later than ninety (90) days following the Company’s receipt of the Put Notice; the second installment shall be made no later than one year following the Company’s receipt of the Put Notice; and the third

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installment shall be made no later than two years following the Company’s receipt of the Put Notice (the dates of each such installment being referred to herein as a “Put Date” and the Series A Preferred Units to be purchased on such Put Date, the “Put Units”), provided that the exercise of the Put Right shall not limit the proceeds payable pursuant to Section 3.2 to the Holders of Series A Preferred Units upon a Liquidation or Deemed Liquidation Event completed prior to the payment in full of the Put Price with respect to any of the Put Units that have not, as of the closing of such Liquidation or Deemed Liquidation Event, been repurchased in accordance with this Section 2.3. If the Company does not have sufficient funds legally available to purchase on a Put Date all applicable Put Units, the Company (i) shall use all commercially reasonable efforts to acquire such funds promptly (including, without limitation, engaging an investment bank reasonably acceptable to the Requisite Series A Preferred Holders as the Company’s financial advisor), (ii) shall purchase a pro rata portion of each Series A Preferred Holder’s Put Units out of funds legally available therefor, based on the respective number of Put Units held by each such Series A Preferred Holder, (iii) shall purchase the remaining such Put Units as soon as practicable after the Company has funds legally available therefor and (iv) shall not make any distribution of Available Cash On Hand pursuant to Section 3.1 unless and until all such remaining Put Units have been repurchased. The Put Price for any Put Units not purchased by the Company on the applicable Put Date shall be recalculated to an amount equal to the original Put Price plus interest at the rate of eight percent (8%) per annum, compounded annually, accruing daily from and after the applicable Put Date. By written notice to the Company, the Requisite Series A Preferred Holders may elect to rescind the Put Notice at any time with respect to any and all Put Units for which the Put Price has not been paid in full as of the time of such notice. Notwithstanding anything contained herein to the contrary, any Series A Preferred Units which are not repurchased upon a Put Date shall remain outstanding for all purposes of this Agreement and shall be entitled to all rights and privileges specified herein until such Series A Preferred Units are actually repurchased by the Company.

(b) Put Notice. Not less than fifteen (15) days prior to a Put Date, the Company shall mail written notice to the Series A Preferred Holders. Such notice shall state the Put Date, the Put Price and the number of Put Units held by such Series A Preferred Holder that the Company shall purchase on such Put Date.

(c) Payment. Except as set forth in Section 2.3(f), the Put Price for all Put Units shall be payable to the order of the person whose name appears on the Schedule of Members as the owner thereof.

(d) Rights Subsequent to Put. If the Put Notice shall have been duly given, and if on a Put Date the Put Price payable upon redemption of the Series A Preferred Units to be purchased on such Put Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor, then all rights with respect to such Series A Preferred Units so purchased by the Company on such Put Date shall forthwith after such Put Date terminate, except only the right of the Holders to receive the Put Price.

(e) Put or Otherwise Acquired Units. Any Series A Preferred Units which are purchased or otherwise acquired by the Company shall be automatically and immediately cancelled and shall not be reissued, sold or transferred. The Company may not exercise any voting or other rights granted to the Holders of Series A Preferred Units following repurchase by the Company.

(f) Blocker Investor Rights. Notwithstanding anything contained in this Section 2.3 to the contrary, for so long as a Blocker Investor is the record and beneficial owner of Series A Preferred Units, if requested in writing by such Blocker Investor in connection with delivery of the Put Notice, the Company covenants and agrees to purchase, for the aggregate Put Price otherwise payable in respect of

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such Blocker Investor’s Put Units, the outstanding debt and equity securities of the Applicable Blocker Entities affiliated with such Blocker Investor in lieu of purchasing such Blocker Investor’s Put Units.

2.4 Liability of Members. No Member shall be liable for any debts or losses of capital or profits of the Company or be required to guarantee the liabilities of the Company. Except as set forth in Section 2.5 or Section 3.3, no Member shall be required to contribute or lend funds to the Company.

2.5 Capital Contributions. The initial Capital Contribution (if any) and additional Capital Contribution(s) (if any) of each Member to the capital of the Company shall be set forth opposite such Member’s name under the heading “Cash Contribution” on the Schedule of Members and in the Company’s books and records.

2.6 Capital Accounts.

(a) A separate capital account (each a “Capital Account”) shall be maintained for each Member in accordance with the rules of Treasury Regulations Section 1.704-1 (b)(2)(iv), and this Section 2.6 shall be interpreted and applied in a manner consistent therewith. Whenever the Company would be permitted to adjust the Capital Accounts of the Members pursuant to Treasury Regulations Section 1.704-1 (b)(2)(iv)(f) to reflect revaluations of Company property, the Company, at the direction of the Board, may so adjust the Capital Accounts of the Members. In the event that the Capital Accounts of the Members are adjusted pursuant to Treasury Regulations Section 1.704-1 (b)(2)(iv)(f) to reflect revaluations of Company property, (i) the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1 (b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property, (ii) the Members’ distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as Section 704(c) allocations are made under Section 4.3, and (iii) the amount of upward and/or downward adjustments to the book value of the Company property shall be treated as income, gain, deduction and/or loss for purposes of applying the allocation provisions of Article IV. In the event that Section 704(c) of the Code applies to Company property, the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1 (b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property.

(b) As of the Effective Date, each Member’s Capital Account is reflected opposite such Member’s name under the heading “Capital Account” on the Schedule of Members. Such Capital Account of each Member as of the Effective Date reflects all transactions contemplated in this Agreement, including the Investment. In the event of a default by any Member to make any Capital Contribution required by this Agreement, the Company shall have all the rights and remedies provided by law, including the right to recover the amounts of the defaulted contributions and any and all other damages.

(c) Except as otherwise expressly provided in this Agreement, (i) no Member shall be entitled to withdraw or receive any part of its Capital Account or receive any distribution with respect to its Units, (ii) no Member shall be entitled to receive any interest on its Capital Account or Capital Contributions, (iii) each Member shall look solely to the assets of the Company for the return of its Capital Contributions and distributions with respect to its Units, (iv) no Member shall have any right or power to demand or receive any property or cash from the Company, (v) no Member shall have priority over any other Member as to the return of its Capital Contributions and (vi) no Member shall be required to restore any negative balance in its Capital Account.

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ARTICLE III

DISTRIBUTIONS

3.1 Distributions of Available Cash Flows

(a) Subject to Section 2.3, Section 3.2 and Section 3.4, the Company may distribute Available Cash On Hand, from time to time as determined by the Board, to the Holders of Series A Preferred Units and Common Units pro rata based upon the number of Units held thereby (with respect to the Series A Preferred Units, on an as-converted to Common Units basis); provided, however, that the Company shall not make any such distribution if, upon completion thereof, the Company’s cash and cash equivalents would be less than $2,500,000.

(b) The Company shall engage an internationally recognized accounting firm selected by the Board from time to time to review and audit the Company’s compliance with this Section 3.1 no less frequently than once per calendar year, and the Company agrees that it will provide such accounting firm with reasonable access to the books, records and properties of the Company and its Subsidiaries in order to conduct such review and audit. In the event that such accounting firm determines Available Cash On Hand for any period was not distributed in accordance with this Section 3.1, the Company shall adjust future distributions as necessary to bring the Company into compliance with this Section 3.1 as soon as practicable thereafter.

3.2 Distributions Upon Liquidation or a Deemed Liquidation Event.

(a) Upon a Liquidation or a Deemed Liquidation Event, after payment of, or other adequate provision for, the debts and obligations of the Company, including the expenses of its liquidation and dissolution or other transaction expenses, the Company shall distribute the net proceeds or assets available for distribution, whether in cash or in other property (“Net Liquidation Proceeds”), to the Holders of Series A Preferred Units and Common Units as follows:

(i) First, to the Holders of Series A Preferred Units on a pari passu basis, until the Holders of such Series A Preferred Units receive, in respect of each Series A Preferred Unit held by them, the Series A Liquidation Preference Amount, provided that if the amount distributable pursuant to Section 3.2(a)(ii) with respect to such Series A Preferred Unit upon conversion into Common Units would be greater than the amount distributable pursuant to this Section 3.2(a)(i), then such Series A Preferred Unit shall be deemed to have been converted into Common Units and the Holder thereof shall be entitled to receive the amount distributable pursuant to Section 3.2(a)(ii) in lieu of any amounts distributable pursuant to this Section 3.2(a)(i) with respect to such Series A Preferred Unit; and

(ii) Next, to the Holders of Common Units, pro rata in proportion to the number of Common Units held by such Holders.

(b) A “Deemed Liquidation Event” shall mean (a) any merger, consolidation, recapitalization or sale of the Company, transfer of Units or other transaction or series of transactions in which the Members and their Permitted Transferees immediately prior to such transaction do not own and control a majority of the voting power represented by the outstanding equity of the surviving entity after the closing of such transaction, (b) any merger, consolidation, recapitalization or sale of Gigamon Systems, transfer of the equity securities of Gigamon Systems or other transaction or series of transactions in which the Founders and their Permitted Transferees immediately prior to such transaction do not own and control a majority of the voting power represented by the outstanding equity of the

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surviving entity after the closing of such transaction or (c) a sale, exclusive license or other transfer or disposition of all or substantially all of the Company’s and/or its Subsidiaries’ assets (determined on a consolidated basis) to any Person, provided that a Subsequent Liquidity Transaction shall not, in combination with the Investment, constitute a Deemed Liquidation Event. For avoidance of doubt, in the event of a Deemed Liquidation Event pursuant to this Section 3.2(b), if any portion of the consideration payable directly to the Members in respect of their Units and/or if any portion of the consideration that is payable to the Members is placed into escrow and/or is payable to the Members subject to contingencies, the principal transaction agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of Common Units and Series A Preferred Units in accordance with Section 3.2(a) as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the Members of the Company upon release from escrow or satisfaction of contingencies shall be allocated among the holders of Common Units and Series A Preferred Units in accordance with Section 3.2(a) after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3.3 Withholding. If any federal, foreign, state or local jurisdiction requires the Company to withhold taxes or other amounts with respect to any Member’s allocable share of taxable income or any items thereof, or with respect to distributions, the Company shall withhold from distributions or other amounts then due to such Member an amount necessary to satisfy the withholding responsibility and shall pay any amounts withheld to the appropriate taxing authorities. In such a case, for purposes of this Agreement the Member for whom the Company has paid the withholding tax shall be deemed to have received the withheld distribution or other amount due and to have paid the withholding tax directly and such Member’s share of cash distributions or other amounts due shall be reduced by a corresponding amount.

If it is anticipated that, at the due date of the Company’s withholding obligation, a Member’s share of cash distributions or other amounts due is less than the amount of the withholding obligation, the Member with respect to which the withholding obligation applies shall pay to the Company the amount of such shortfall within thirty (30) days after written notice by the Company. If a Member fails to make the required payment when due hereunder, and the Company nevertheless pays the withholding, in addition to the Company’s remedies for breach of this Agreement, the amount paid shall be deemed a recourse loan from the Company to such Member bearing interest at the Default Rate, and the Company shall apply all distributions or payments that would otherwise be made to such Member toward payment of the loan and interest, which payments or distributions shall be applied first to interest and then to principal until the loan is repaid in full.

3.4 Tax Distributions

(a) Notwithstanding the other provisions of this Article III, if at any time the cumulative Tax Liability of any Member exceeds the cumulative distributions to such Member pursuant to this Section 3.4(a) (such excess, the Member’s “Unpaid Tax Liability”), such Member shall have the right to receive a distribution of the Unpaid Tax Liability on a timely basis to make all required estimated payments of income taxes, but in no event later than April 10, June 10, September 10 and December 10 of each calendar year, provided that each Member shall be entitled to an additional payment on or before March 10 of each calendar year to the extent the total amounts distributed under this Section 3.4(a) with respect to the immediately preceding taxable year are less than each Member’s Unpaid Tax Liability as of the end of such year). Distributions pursuant to this Section 3.4(a) (each, a “Tax Distribution”) shall not reduce any Member’s right to distributions under any other provision of this Agreement. In the event that one or more Members are entitled to distributions pursuant to this Section 3.4(a) and the Company does not have available funds sufficient to make all such distributions in full, then such funds which are

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available for such distributions shall be distributed in proportion to the Members’ Unpaid Tax Liabilities. For purposes of this Agreement, the “Tax Liability” of any Member for each taxable year or portion thereof shall equal (A) the sum of (i) such Member’s distributive share of the taxable income or loss of the Company for such taxable year or portion thereof determined without regard to any taxable income or loss of the Company as a result of Section 704(c) of the Code allocated to a Member, if any, and (ii) the amount of any guaranteed payments realized by such Member in respect of its interest in the Company, multiplied by (B) the maximum combined federal and state marginal income tax rates generally applicable to individuals under the Code and the laws of the State of California, for each category of income (ordinary income, long-term capital gains, etc.), after taking into account the federal deduction for state income taxes, as determined by the Board.

(b) Without duplication of any amounts distributed under Section 3.4(a), the Company shall distribute to each Blocker Investor such additional amounts, and at such times, as is needed by any affiliated Applicable Blocker Entity that is classified as a corporation for federal income tax purposes to pay all taxes and expenses of such Applicable Blocker Entity incurred in connection with any Sale Transaction in which assets of the Company or any Subsidiary are disposed of or any other transaction that the Company has undertaken (pursuant to this Agreement or any of the other Transaction Documents (as defined in the Purchase Agreement)) to structure with respect to the Blocker Investors as a transfer of the outstanding securities of the Applicable Blocker Entities but with respect to which such outstanding securities are not, in fact, transferred. For purposes of clarity, the amounts distributable under this Section 3.4(b) are intended to reimburse the Applicable Blocker Entities that are classified as corporations for federal income tax purposes (on a fully grossed up basis) for all such taxes and expenses incurred by such Applicable Blocker Entities in the event that such a transaction cannot be structured as a disposition of the outstanding securities of Applicable Blocker Entities. Distributions under this Section 3.4(b) shall not reduce any amounts otherwise distributable to the Blocker Investors pursuant to any other provision of this Agreement.

3.5 Designation of Distributions. With respect to each distribution made by the Company pursuant to this Article III, the Company shall designate in a written notice delivered to the Members at the time of such distribution whether such distribution is made pursuant to Section 3.1, Section 3.2 or Section 3.4; provided, however, that the Company may by written notice to the Members prior to the end of any fiscal year re-designate as distributions made pursuant to Section 3.4 any amounts previously designated during such fiscal year as distributions made pursuant to Section 3.1 and, to the extent of such re-designation, the Company shall not be required to make a distribution pursuant to Section 3.4.

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ARTICLE IV

ALLOCATIONS

4.1 Allocations. Subject to Section 4.2, net income or net loss (but not items thereof) (a) for any taxable year within which a Liquidation or disposition of substantially all of the assets of the Company occurs shall be allocated among the Members in such amounts and ratios as may be necessary to cause the Members’ Adjusted Capital Account balances to be as nearly equal to their Target Balances as possible and (b) for any other taxable year shall be allocated among the Members pro rata in accordance with the number of Units held by each Member, and with respect to the Series A Preferred Holders, on an as-converted to Common Units basis.

4.2 Qualified Income Offset, etc. To the extent the allocation provisions of Section 4.1 would not comply with the Treasury Regulations under Section 704(b) of the Code, there is hereby included in this Agreement such special allocation provisions governing the allocation of income, gain, loss, deduction and credit (prior to making the remaining allocations in conformity with Section 4.1) as may be necessary to provide herein a so-called “qualified income offset,” and ensure that this Agreement complies with all provisions, including “minimum gain” provisions, relating to the allocation of so-called “nonrecourse deductions” and “partner nonrecourse deductions” and the charge back thereof as are required to comply with the Treasury Regulations under Section 704 of the Code. In particular, so-called “nonrecourse deductions” and “excess nonrecourse liabilities,” as defined in the Treasury Regulations under Sections 704 and 752 of the Code, shall be allocated to the Members in proportion to the ratios in which they would share distributions under Section 3.1(a) if all distributions were made pursuant to such section.

4.3 Section 704(c) Allocations. In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, depreciation, amortization, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial book value, such allocation to be made by the Manager in accordance with any permissible method under the Treasury Regulations as may be approved by the Board, including at least one (1) Series A Manager and at least one (1) Common Manager; provided, however, that the Company and the Members hereby agree that the Company shall adopt the remedial allocation method applied in accordance with Treasury Regulations Section 1.704-3(d) with respect to the assets deemed contributed by Gigamon Systems in accordance with Section 9.1 of the Purchase Agreement.

4.4 Allocations for Tax Purposes. Subject to Sections 2.6(a) and 4.3, items of income, gain, deduction and loss for federal income tax purposes shall be allocated in the same manner as the corresponding items are allocated for book purposes pursuant to this Article IV.

4.5 Tax Elections. Except as otherwise specifically provided in this Agreement, any elections or other decisions relating to tax matters, including allocations of income, gain, loss, deduction or credit hereunder shall be made by the Board, including at least one (1) Series A Manager and at least one (1) Common Manager, in any manner that reasonably reflects the purpose and intention of this Agreement.

4.6 No Guaranteed Payments. Except to the extent required by applicable law for any tax year with respect to which allocations are made pursuant to Section 4.1(a), the Company and the Members shall not treat any of the rights of the Series A Preferred Holders under this Agreement as giving rise to any guaranteed payments within the meaning of Section 707(c) of the Code.

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ARTICLE V

MANAGEMENT AND GOVERNANCE

5.1 Management by Board; Specific Acts Authorized; Delegation of Authority by the Board.

(a) General Authority of the Board; Size. The business, property and affairs of the Company shall be managed by a board of managers (the “Board”). The Board shall consist of not more than seven (7) individuals designated pursuant to Section 5.1(b) (each a “Manager” and collectively, the “Managers”). Subject to Section 5.3 and except as otherwise required by the Act, the Board shall have authority, power and discretion to manage and control the business, property and affairs of the Company and its Subsidiaries, to make all decisions regarding those matters and to supervise, direct and control the actions of the Officers and to perform any and all other actions customary or incident to the management of the Company’s business, property and affairs. The Members shall have no power to participate in the management of the Company or to vote on any matter, except as specifically set forth in this Agreement, or as may be required under any non-waivable provision of the Act. Without limiting the foregoing, subject to the approval of the Members required under this Agreement or non-waivable provisions of the Act, the Board shall have the authority to cause the Company to take the following actions, and the Company shall not, nor shall it permit any Subsidiary to, without approval of the Board, take any of the following actions:

(i) own any stock or other securities of any Person unless it is wholly owned by the Company;

(ii) make any loan or advance to any Person, including, without limitation, any employee or director of the Company or any Subsidiary, except advances and similar expenditures in the ordinary course of business;

(iii) incur or guarantee, directly or indirectly, any indebtedness, except for trade accounts of the Company or any Subsidiary arising in the ordinary course of business;

(iv) make any investment, other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a new worth in excess of $100,000,000 or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of two years;

(v) approve the Company’s annual budget for any Fiscal Year;

(vi) approve any unbudgeted capital expenditure by the Company or any Subsidiary in excess of $100,000, individually or in the aggregate;

(vii) initiate, settle or compromise any suit, action, arbitration or other proceeding (whether administrative, civil or criminal, in law or in equity, or before a governmental authority or private arbitrator or mediator) involving (i) a claim by or against or potential award or loss to the Company or any of its Subsidiaries in excess of $100,000 or (ii) a claim against the Company or any of its Subsidiaries which would be reasonably likely to result in a material restriction or limitation on a material portion of the Company’s Business;

(viii) appoint or remove the independent auditors or tax advisors of the Company or any of its Subsidiaries;

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(ix) hire or terminate any executive officer with the title of vice president or above (or any functionally similar or comparable title), or approve or modify the base salary, bonus, or other material compensation arrangements for any such executive officer;

(x) make any distributions to Holders of Units, other than Tax Distributions in accordance with Section 3.4;

(xi) sell, assign, license, pledge or encumber material technology or material intellectual property, other than licenses granted in the ordinary course of business; or

(xii) effect any Sale Transaction or IPO.

(b) Composition. The composition of the Board and the Persons comprising the Managers shall be determined as follows:

(i) The Requisite Common Holders shall be entitled to designate four (4) Managers (each a “Common Manager” and collectively, the “Common Managers”) by delivering written notice thereof to the Company, provided that the Company’s Chief Executive Officer shall, at all times, be one of the Common Managers. Initially, the four (4) Common Managers shall be King Won, Thomas Cheung, Patrick Leong and Ted Ho. Subject to the provisions of this Section 5.1(b)(i), the Requisite Common Holders shall have the right to change any of their designees at any time and to fill a vacancy left by the resignation or removal of their designees by delivering written notice thereof to the Company. It is understood and agreed that the Requisite Common Holders shall re-designate the Common Managers on at least an annual basis.

(ii) The Requisite Series A Preferred Holders shall be entitled to designate two (2) Managers (each a “Series A Manager” and collectively, the “Series A Managers” and, together with the Common Managers, each an “Appointed Manager” and collectively, the “Appointed Managers”) by delivering written notice thereof to the Company. Initially, the Series A Managers shall be Corey Mulloy and Peter Bell. The Requisite Series A Preferred Holders shall have the right to change any such designee at any time and to fill the vacancy left by the resignation or removal of any such designee by delivering written notice to the Company.

(iii) The Requisite Series A Preferred Holders shall be entitled to designate one (1) independent manager with relevant industry expertise who is not affiliated with the Company or any Holder and who has been approved in writing as acceptable by the Requisite Common Holders (the “Independent Manager”). The Independent Manager, once designated, may thereafter be removed at any time by the mutual written agreement of Requisite Series A Preferred Holders and the Requisite Common Holders, and any vacancy left by the resignation or removal of any Independent Manager shall thereafter be filled as provided in this Section 5.1(b)(iii).

(c) Voting. Each Manager shall have one (1) vote on all matters before the Board.

(d) Meetings of the Board. Meetings of the Board may be called by any Manager. Notice of any meeting shall be given pursuant to Section 10.1 below to all Managers not less than forty- eight (48) hours prior to the meeting. A majority of the total number of Managers authorized pursuant to Section 5.1(a) shall be required to constitute a quorum for the transaction of business by the Board; provided, however, that (i) at least one Common Manager (other than the Chief Executive Officer) must be in attendance, provided that if a meeting of the Board is duly called and no Common Manager (other than the Chief Executive Officer) attends the meeting, then this clause “(i)” shall not apply to the next

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duly called meeting of the Board and (ii) at least one Series A Manager must be in attendance, provided that if a meeting of the Board is duly called and no Series A Manager attends the meeting, then this clause “(ii)” shall not apply to the next duly called meeting of the Board. Except as otherwise provided in this Agreement, a simple majority of the Managers present at any duly constituted meeting of the Board at which a quorum is present shall be required for the Board to take any action. A notice need not specify the purpose of any meeting. Notice of a meeting need not be given to any Manager who signs a waiver of notice, a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting the lack of notice prior to the commencement of the meeting. All such waivers, consents and approvals shall be filed with the Company’s records or made a part of the minutes of the meeting. Managers may participate in any meeting of the Managers by means of conference telephones or other means of electronic communication so long as all Managers participating can hear or communicate with one another. A Manager so participating is deemed to be present at the meeting. Meetings of the Board shall be held no less frequently than once per calendar quarter, unless otherwise approved by a majority of the Board, including at least one (1) Series A Manager and one (1) Common Manager. The Company shall reimburse all Managers for all reasonable out-of-pocket travel expenses incurred in connection with attending meetings of the Board or any Committee or any other services on behalf of the Company or any Subsidiary.

(e) Board Action by Written Consent. Any action that is permitted or required to be taken by the Board may be taken or ratified by written consent setting forth the specific action to be taken, which written consent is signed by all of the Managers.

(f) Committees. The Board may appoint one or more committees (each, a “Committee”), each such Committee consisting of two (2) or more Managers; provided, however, that except as otherwise waived in writing by the Requisite Series A Preferred Holders, each such Committee shall include at least one (1) Series A Manager. Except as otherwise expressly provided herein, any such appointed Committee shall have and may exercise such of the powers and authority of the Board delegated to it. Each Committee shall elect a person to serve as secretary, shall keep regular minutes of its proceedings, shall report the same to the Board when requested, shall fix its own rules and procedures that are not inconsistent with the provisions of Sections 5.1(c), (d) and (e) as such provisions apply to the Board, and shall meet at such times and at such place or places as may be provided by such rules or procedures, or by resolution of such Committee or the Board.

(g) Limitation of Liability; Fiduciary Duties.

(i) No Manager shall be obligated personally for any debt, obligation or liability of the Company or of any Member, whether arising in contract, tort or otherwise, by reason of being or acting as Manager of the Company. No Manager shall be personally liable to the Company or its Members for any action undertaken or omitted in good faith reliance upon the provisions of this Agreement unless the acts or omissions of the Manager were not in good faith or involved criminal activity, intentional misconduct, fraud or a knowing and intentional violation or breach of this Agreement; provided, however, that each Manager shall owe, and shall act in a manner consistent with, fiduciary duties to the Company and its Members of the nature, and to the same extent, as those owed by directors of a Delaware corporation.

(ii) Notwithstanding the provisions of Section 5.1(g)(i) above, in the event that any of the Series A Preferred Holders, as a Member, the Series A Managers or their respective Affiliates acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company, its Subsidiaries or any of their Affiliates, on the one hand, and any other Person (including any Member or its Affiliates), on the other hand, none of the Series A Preferred Holders, the Series A Managers or their respective Affiliates shall have

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any duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company, its Subsidiaries or any of their Affiliates and, notwithstanding any other provision of this Agreement to the contrary, no such Person shall be liable to any Member or the Company or its Subsidiaries or any of their Affiliates for breach of any duty (contractual or otherwise) by reason of the fact that any of the Series A Preferred Holders, the Series A Managers or their respective Affiliates directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to any Member, the Company or its Subsidiaries or any of their Affiliates; provided, however, that the foregoing shall not apply to an opportunity that the Company can demonstrate initially came into the possession of a Series A Manager acting in his official capacity as a member of the Board.

5.2 Officers.

(a) Enumeration. Except as otherwise provided herein, the Board may appoint one or more officers of the Company (each an “Officer” and, collectively, the “Officers”), which shall consist of a Chief Executive Officer, President, Chief Financial Officer and Treasurer, and Secretary, and which may consist of such other Officers, including a Chairman of the Board, Chief Operating Officer, one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board may determine. If authorized by a resolution of the Board, the Chief Executive Officer may be empowered to appoint from time to time Assistant Secretaries and Assistant Treasurers.

(b) Election. The Chief Executive Officer, President, Chief Financial Officer and Treasurer, and Secretary shall be appointed annually by the Board at their first meeting. Other Officers may be appointed by the Board at such meeting or at any other meeting.

(c) Qualification. An Officer need not be a Member or Manager. Any number of offices may be held by the same Person.

(d) Tenure. Except as otherwise provided by the Act or by this Agreement and unless otherwise specified in the vote appointing him, each of the Officers shall hold office until his successor is elected or until his earlier resignation or removal. Any Officer may resign by delivering his written resignation to the Company or to the Chief Executive Officer or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

(e) Removal. Subject to Section 5.3(m), any Officer elected or appointed by the Board or by the Chief Executive Officer may be removed at any time by the affirmative vote of a majority of the Board, or a Committee duly authorized to do so, except that any Officer appointed by the Chief Executive Officer may also be removed at any time by the Chief Executive Officer. Notwithstanding the foregoing, no Founder may be removed from his position as a member of senior management of the Company prior to January 1, 2013 without both (i) the affirmative vote of a majority of the Board and (ii) the affirmative vote of a majority of the Founders then employed by the Company (other than (x) the Founder to be removed and (y) the Founder then serving as Chief Executive Officer, if any).

(f) Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board.

(g) Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board, have general supervision and control of the Company’s business. Unless otherwise provided by the Board, he shall preside, when present, at all meetings of the Members. Any action taken by the Chief Executive Officer, and the signature of the Chief Executive Officer on any

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agreement, contract, instrument or other document on behalf of the Company shall, with respect to any third-party, be sufficient to bind the Company and shall conclusively evidence the authority of the Chief Executive Officer and the Company with respect thereto. The Chief Executive Officer shall initially be Ted Ho.

(h) President. The President shall report to the Chief Executive Officer and shall have such powers and shall perform such duties as the Board or the Chief Executive Officer may from time to time designate.

(i) Chief Financial Officer and Treasurer. The Chief Financial Officer and Treasurer shall, subject to the direction of the Board, have general charge of the financial affairs of the Company and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities and valuable documents of the Company, except as the Board may otherwise provide.

(j) Secretary; Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the Board (including Committees thereof) in books kept for that purpose. In his absence from any such meeting an Assistant Secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. The Secretary shall have such other duties and powers as may be designated from time to time by the Board, the President or the Chief Executive Officer.

(k) Other Powers and Duties. Subject to this Agreement, each Officer of the Company shall have, in addition to the duties and powers specifically set forth in this Agreement, such duties and powers as are customarily incident to his office, and such duties and powers as may be designated from time to time by the Board.

5.3 Certain Approval Rights. Without the prior written consent of the Requisite Series A Preferred Holders, the Company shall not, and neither the Founders, nor the Members nor the Company shall permit the Company or any Subsidiary to (and they themselves to the extent they are referenced below in this section shall not), directly or indirectly, by amendment, merger, recapitalization, sale, consolidation or otherwise:

(a) Amendment of Organizational Documents. Amend or modify this Agreement or the Certificate of Formation of the Company (i) to change the rights, preferences or privileges of the Series A Preferred Units, (ii) to change the authorized number of Managers or (iii) in a manner that materially and adversely affects the Holders of Series A Preferred Units.

(b) Authorization and Issuance of Units. Increase or decrease the number of authorized Series A Preferred Units or authorize or issue any new class or series of Units that are pari passu with the Series A Preferred Units or senior to the Series A Preferred Units in respect of any right, preference or privilege under this Agreement, any other agreement entered into in connection with the Investment or the Act.

(c) Officer Compensation; Incentive Plans. Increase the level of compensation paid or payable to any Founder or any individual who becomes a member of the Company’s senior management after the Effective Date (collectively “Senior Managers”) above an annual base salary of $360,000, in each case other than (i) customary annual base salary increases not to exceed five percent (5%) on an annual basis or (ii) if the Company’s EBITDA is at least $12,500,000 in 2010, 2011 and/or 2012, annual bonuses for that year to Senior Managers not to exceed an aggregate of twenty-five percent (25%) of the Company’s EBITDA for such year after giving effect to the General Employee Bonus Pool (the “Senior Managers Bonus Pool” which for the avoidance of doubt is distinct from the bonus pool

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payable to the Company’s employees who are not Senior Managers (the “General Employee Bonus Pool”) of four and one-half percent (4-1/2%) of the Company’s net profits), or amend, modify or waive any provision of the Unit Incentive Plan (or increase the aggregate number of Performance Units available for issuance thereunder) or adopt, enter into, amend, modify or waive any provision of any other option, equity incentive or phantom equity plan. For the avoidance of doubt, it is understood and agreed (w) that for 2010, 2011 and 2012, the annual base salary of each Founder shall be $360,000 and subject to an annual base salary increase not to exceed five percent (5%) on an annual basis, (x) that for 2010, 2011 and 2012, provided the condition in clause (ii) above is satisfied, the Senior Managers Bonus Pool shall be twenty-five percent (25%) of the Company’s EBITDA for such year, (y) that for any given year, the General Employee Bonus Pool will be four and one-half percent (4-1/2%) of the Company’s net profits and in the discretion of the Board will be subject to an increase of five percent (5%) of the Company’s EBITDA each time a Founder ceases to serve as a member of senior management (provided there is a corresponding dollar reduction in the Senior Managers Bonus Pool), and (z) the Founders then serving as members of senior management shall allocate the Senior Managers Bonus Pool in their discretion.

(d) Purchase or Redemption of Units; Distributions. Purchase or redeem, or declare or make any distribution on, any Units (other than distributions in accordance with Article III and distributions upon purchase of the Series A Preferred Units by the Company pursuant to Section 2.3).

(e) Affiliate Transactions. Enter into or permit to exist any transaction or series of transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) of any kind whatsoever with, or for the benefit of any Manager, Member, Officer of the Company or any of its Subsidiaries or any Affiliate of any such Person (including, without limitation, Gigamon Systems or any Founder), in each case, in excess of $250,000, individually or in the aggregate or amend, modify, terminate or fail to enforce in any material respect any Agreement Not to Compete entered into with any Founder in connection with the transactions contemplated by the Purchase Agreement; provided that the prior written consent of the Requisite Series A Preferred Holders shall not be required for salary, bonus payments, benefits and the like paid to such Persons in the ordinary course of business, subject to Section 5.3(c).

(f) Liquidation. Liquidate, dissolve, effect a recapitalization or reorganization in any form of transaction, commence a voluntary case under the U.S. bankruptcy code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, consent to the entry of an order for relief in an involuntary case, or the conversion of an involuntary case to a voluntary case, under any such law, consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, or make a general assignment for the benefit of creditors.

(g) Indebtedness. Create, incur, assume, guarantee, refinance, replace, endorse or suffer to exist (or extend, supplement, amend or otherwise modify any of the terms of), in any transaction or series of related transactions, any indebtedness for borrowed money, capitalized lease or deferred purchase price obligations, in each case in an aggregate principal amount in excess of $5,000,000.

(h) IPO. Effect any IPO, unless such IPO constitutes a Qualified Public Offering.

(i) Sale Transactions. Effect any Sale Transaction unless (i) the proceeds payable to the Members in connection with such Sale Transaction are allocated in accordance with Section 3.2, (ii) the Sale Transaction, if effected as a sale of Units, is effected in a manner such that the outstanding securities of each Applicable Blocker Entity are sold in lieu of the Series A Preferred Units held by the affiliated Blocker Investor and for the same overall price on a per Unit basis as the other Series A Preferred Units are sold in such Sale Transaction and (iii) the amount payable in respect of each Series A Preferred Unit at the closing of such Sale Transaction would exceed $2.0037 (subject to equitable

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adjustment in the event of any unit or stock splits, dividends, reverse splits, recapitalizations or other similar events) (such amount, the “Minimum Amount Per Unit”), which Minimum Amount Per Unit is payable in full at the closing of such transaction in cash or in Tradable Securities that are traded on or through the facilities of the New York Stock Exchange or The Nasdaq Global Market; and further provided, that (1) the Series A Preferred Holders shall not be subject to escrow, indemnity and other similar provisions in connection with the Sale Transaction more restrictive on a proportional or absolute basis than those to which the other Members shall be subject to in connection with the Sale Transaction, (2) the Minimum Amount Per Unit shall be payable at the closing of such Sale Transaction free and clear of any escrow, indemnity, claw-back or similar forfeiture provisions and (3) the escrow shall be the sole source of indemnification against the Series A Preferred Holders. Notwithstanding the foregoing, the Company shall not require the prior written consent of the Requisite Series A Preferred Holders to effect a Sale Transaction that is otherwise permitted by this Section 5.3(i) if the liability of the Series A Preferred Holders for indemnification claims beyond such escrow is limited to (i) several but not joint liability on a pro rata basis with the other Members for breach by the Company of customary representations relating to the Company’s organization and power, authorization and capitalization, (ii) several but not joint liability for breach by a Series A Preferred Holder of customary representations relating to such Series A Preferred Holder’s organization and power, authorization, and ownership of equity securities, (iii) several but not joint liability for breach by a Series A Preferred Holder of a covenant of such Series A Preferred Holder or (iv) several but not joint liability for fraud or willful misrepresentation by a Series A Preferred Holder).

(j) Sale Transactions of Gigamon Systems’ Equity. Effect any Gigamon Systems Equity Sale Transaction.

(k) Acquisition Transactions. Acquire, through any transaction or series of related transactions, voting securities or assets of any Person, in each case where the maximum consideration paid or payable by the Company consists of more than $5,000,000 and/or Units representing more than ten percent (10%) of the Company’s then outstanding Units.

(1) Change in Principal Business. Make any material change to the Company’s Business, enter into any new material lines of business or discontinue the Business.

(m) Chief Executive Officer. Remove Ted Ho as the current Chief Executive Officer of the Company during the twelve (12) months following the Effective Date.

(n) Litigation. Initiate, settle or compromise any suit, action, arbitration or other proceeding (whether administrative, civil or criminal, in law or in equity, or before a governmental authority or private arbitrator or mediator) involving (i) a claim by or against or potential award or loss to the Company or any of its Subsidiaries in excess of $1,000,000 or (ii) a claim against the Company or any of its Subsidiaries which would be reasonably likely to result in a material restriction or limitation on a material portion of the Company’s Business.

(o) Actions relating to the foregoing. Enter into any agreement or otherwise obligate the Company, any Member or any Subsidiary to do any of the foregoing.

Notwithstanding the foregoing, it is contemplated that the Company and the Common Unit Holders may complete a Subsequent Liquidity Transaction and nothing set forth in this Section 5.3 shall require a separate vote or approval of the Requisite Series A Preferred Holders in connection with, or otherwise restrict the Company and the Common Unit Holders from completing, a Subsequent Liquidity Transaction.

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5.4 Conversion to Corporation; Registration.

(a) In the event that at any time after the Effective Date the Board shall determine to facilitate an offering of equity interests in the Company or a successor through an IPO (and, in the case of an IPO other than a Qualified Public Offering, provided that the Requisite Series A Preferred Holders have consented to such IPO as required by Section 5.3(h)) then the Board shall have the power to cause the Company to be reorganized as a corporation under the General Corporation Law of the State of Delaware (or such other state as is approved by the Board) by incorporation, merger, contribution or other permissible manner (a “Conversion”), and the Holders shall cooperate in good faith to effectuate such Conversion and public offering, including, without limitation, taking such actions as are necessary or appropriate, including (A) dissolving the Company, creating one or more subsidiaries of the newly formed corporation and transferring to such subsidiaries any or all of the assets of the Company (including by merger) or (B) causing the Members to, and the Members agree to, exchange their Units for shares of the newly formed corporation (which exchange shall be structured as a transaction that, in the opinion of counsel reasonably acceptable to the Requisite Series A Preferred Holders, will be treated as a transfer of property to a corporation taxable in accordance with Section 351 of the Code).

(b) The Members shall receive, in exchange for their respective Units, shares of capital stock of such corporation or its subsidiaries having the same relative economic interest and other rights and obligations in such corporation or its Subsidiaries as is set forth in this Agreement, subject to any modifications deemed necessary by the Board with the consent of the Requisite Series A Preferred Holders in order to account for the conversion to corporation form. Without limiting the generality of the foregoing, in the event of a transfer of the Units to a newly-formed corporation, the Members holding (i) Series A Preferred Units shall receive, in exchange for their Series A Preferred Units, shares of convertible preferred stock in such newly-formed corporation having the same rights, preferences and privileges that the Series A Preferred Units have under this Agreement, any other agreement entered into in connection with the Investment or the Act and (ii) Common Units shall receive, in exchange for their Common Units, shares of common stock in such newly-formed corporation having the same rights and privileges that the Common Units have under this Agreement, any other agreement entered into in connection with the Investment or the Act. In such event, holders of any Performance Units under the Unit Incentive Plan may, if and on such terms and conditions determined appropriate by the Board, receive stock options in such corporation in exchange for their Performance Units. In connection with any such Conversion, such resulting corporation and the Holders shall enter into a stockholders’ agreement providing for such terms and conditions as are necessary for the provisions of this Agreement and the other agreements entered into in connection with the Investment to continue to apply to such resulting corporation, the stockholders of such resulting corporation and the capital stock of such resulting corporation, including, but not limited to, an agreement to vote all shares of capital stock held by such stockholders to elect the board of directors of such resulting corporation in accordance with the substance of Section 5.1, subject to such changes as deemed necessary by the Board with the consent of the Requisite Series A Preferred Holders in order to account for the conversion to corporation form.

(c) The Holders hereby agree to cause any such Conversion to be structured, to the extent reasonably achievable, to maximize the ability of the Holders to aggregate (or “tack”) the period during which they hold their Units together with the period during which they hold shares of capital stock of the resulting corporation for purposes of the United States securities laws, including Rule 144 under the Securities Act.

(d) Notwithstanding anything contained in this Section 5.4 to the contrary, the Company and the Members covenant and agree that if requested by a Blocker Investor, they shall cause the Conversion to be structured (i) in such a manner so as to enable the holders of securities in the Applicable Blocker Entities affiliated with such Blocker Investor to receive directly the number of shares

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of common stock of the resulting corporation that such Blocker Investor would otherwise be entitled pursuant to this Section 5.4 in the absence of such request by such Blocker Investor in exchange for all of the outstanding debt and equity securities in the Applicable Blocker Entities affiliated with such Blocker Investor and to afford the holders of securities in the Applicable Blocker Entities affiliated with such Blocker Investor with the same rights, preferences, privileges and benefits of restrictions that were afforded to such Blocker Investor under this Agreement immediately prior to the Conversion and (ii) in as tax-efficient a manner as is reasonably practicable for the Members, as well as the holders of securities in the Applicable Blocker Entities affiliated with the Blocker Investor (whether by reorganization, merger of the Blocker Investor into the Company or successor corporation, an exchange of Units or otherwise).

ARTICLE VI

TRANSFER OF INTERESTS

6.1 In General. Except as otherwise set forth in this Article VI, a Member may not effect a Transfer of all or any portion of its Units, unless such Transfer complies with the applicable provisions of this Article VI. Any Transfer that does not comply with this Article VI shall be void. The provisions of this Article VI shall terminate and be of no further force or effect immediately before consummation of an IPO or a Deemed Liquidation Event.

6.2 Admission as a Member. No Transfer of Units shall be effective and no Person taking or acquiring, by whatever means, all or any portion of any Units shall be admitted as a Member unless (in addition to the requirements of Section 6.1) such proposed Transfer complies with each of the following provisions:

(a) Prior Notice. In the case of a Voluntary Transfer, the Member proposing to effect a Voluntary Transfer delivers a notice to the Company and the Series A Preferred Holders at least ten (10) days prior to any proposed Voluntary Transfer of Units;

(b) Securities Law Compliance. In the case of either a Voluntary Transfer or an Involuntary Transfer, either (i) the Units are registered under the Securities Act and the rules and regulations thereunder, and any applicable state securities laws; or (ii) the Company and its counsel determine that the Transfer qualifies for an exemption from the registration requirements of the Securities Act, any applicable state securities laws and any securities laws of any applicable jurisdiction;

(c) Taxation; Termination. In the case of either a Voluntary Transfer or an Involuntary Transfer, the Transfer will not (i) result in the taxation of the Company as an association taxable as a corporation or otherwise subject the Company to entity-level taxation for federal income tax purposes or (ii) affect the Company’s existence or qualification as a limited liability company under the Act;

(d) LLC Agreement; Other Agreements. Such proposed transferee agrees to become a Member by executing and delivering a joinder to this Agreement and the other agreements entered into in connection with the Investment

(e) Assignment. Such Member and its proposed transferee execute, acknowledge, and deliver to the Company a written assignment of the Units in such form as may be required by the Board; and

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(f) Transfers of Common Units. With respect to any transfer (whether a Voluntary Transfer or an Involuntary Transfer) of Common Units, the Board shall have approved the admission of the transferee as a Member of the Company.

The Board shall amend the Schedule of Members from time to time to reflect the admission of Members pursuant to this Section 6.2.

6.3 Distributions and Allocations With Respect to Transferred Units. If any Units are transferred (by Voluntary Transfer or Involuntary Transfer) during any Fiscal Year in compliance with the provisions of this Article VI, then (i) allocations of net income and net loss with respect to the Units for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during such Fiscal Year in accordance with Code Section 706(d) using any conventions permitted by the Code and selected by the transferor and transferee in connection with the Transfer and approved by the Board; (ii) all distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee; and (iii) the transferee shall succeed to and assume the Capital Account and other similar items of the transferor to the extent related to the transferred Units. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which the Company receives notice of such Transfer and all of the conditions in Section 6.2 are satisfied. If the Company does not receive a notice stating the date the Units were transferred and such other information as the Company may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all of such items shall be allocated, and all distributions shall be made to the Person, who, according to the books and records of the Company on the last day of the Fiscal Year during which the Transfer occurs, was the owner of the Units. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 6.3, whether or not such Person had knowledge of any Transfer of ownership of any Units.

ARTICLE VII

CESSATION OF MEMBERSHIP

7.1 When Membership Ceases. A Person who is a Member shall cease to be a Member upon the Voluntary Transfer or Involuntary Transfer of all of such Member’s Units as permitted under this Agreement. A Member is not entitled to withdraw voluntarily from the Company while such Member owns Units.

7.2 Deceased, Incompetent or Dissolved Members. The personal representative, executor, administrator, guardian, conservator or other legal representative of a deceased individual Member or of an individual Member who has been adjudicated incompetent may exercise the rights of the Member for the purpose of administration of such deceased Member’s estate or such incompetent Member’s property. The beneficiaries of a deceased Member’s estate shall become Members of the deceased Member only upon compliance with the conditions of this Agreement. If a Member who is a Person other than an individual is dissolved, the legal representative or successor of such Person may exercise the rights of the Member pending liquidation. The distributees of such Person may become Members only upon compliance with the conditions of this Agreement.

7.3 Consequences of Cessation of Membership. In the event a Person ceases to be a Member as provided in Section 7.1 above, the Person (or the Person’s successor in interest) shall continue to be liable for all obligations of the former Member to the Company and, with respect to any Units owned by

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such Person, shall be an assignee with only the rights and subject to the restrictions, conditions and limitations described above.

ARTICLE VIII

DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS

8.1 Dissolution Triggers. The Company shall dissolve upon the first occurrence of the following events:

(a) The determination by the Board (including at least one (1) Series A Manager and one (1) Common Manager) that the Company should be dissolved; or

(b) The entry of a decree of judicial dissolution or the administrative dissolution of the Company as provided in the Act.

8.2 Winding Up; Termination. Upon a dissolution of the Company, the Board, or, if there are no members of the Board, a court appointed liquidating trustee, shall take full account of the Company’s assets and liabilities and wind up the affairs of the Company. The Persons charged with winding up the Company shall settle and close the Company’s business, and dispose of and convey the Company’s non-cash assets as promptly as reasonably possible following dissolution as is consistent with obtaining the fair market value for the Company’s assets.

8.3 Liquidating Distributions. Any distribution in connection with the dissolution and winding up of the Company pursuant to this Article VIII shall be made in accordance with Section 3.2.

ARTICLE IX

BOOKS AND RECORDS

9.1 Books and Records. The Company shall keep adequate books and records at its principal place of business, which shall set forth an accurate account of all transactions of the Company as well as the other information required by the Act.

9.2 Taxable Year; Accounting Methods. The Company’s taxable year shall be the calendar year, and, with respect to the last year of the Company, the period beginning on January 1 and ending with the date of the final liquidating distributions, in each case, unless otherwise required by the Code. The Company shall report its income for income tax purposes using such method of accounting selected by the Board and permitted by law.

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9.3 Tax Information. Tax information necessary to enable each Member to prepare its state, federal, local and foreign income tax returns shall be delivered to each Member within sixty (60) days after the end of each Fiscal Year, or as soon as practicable thereafter. Tax information necessary for the Members to make their quarterly estimated tax payments shall be given to the Members as soon as practicable after reasonably requested by the Members.

ARTICLE X

MISCELLANEOUS

10.1 Notices. Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally to the Person or to an officer of the Person to whom the same is directed, or sent by registered or certified United States mail return receipt requested, or by nationally recognized overnight delivery service, addressed as follows: if to the Company or the Board, to the Company’s principal office address located at 736 South Hillview Drive, Milpitas, CA 95035, or to such other address as may be specified from time to time by notice to the Members; if to a Member, to the Member’s address as set forth on the Schedule of Members, or to such other address as may be specified from time to time by notice to the Members; if to a Manager, to the address of such Manager as set forth in the records of the Company (with a copy to the Member entitled to designate such Manager), or to such other address as such Manager may specify from time to time by notice to the Members. Any such notice shall be deemed to be delivered, given and received for all purposes (i) as of the date and time of actual receipt, in the case of notices delivered personally, (ii) one business day after deposit with a nationally recognized overnight delivery service, or (iii) five days after deposit in registered or certified United States mail return receipt requested, as applicable.

10.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective heirs, legatees, legal representatives and permitted successors, transferees and assigns.

10.3 Construction. No provision of this Agreement is to be interpreted as a penalty upon, or a forfeiture by, any party to this Agreement. The parties acknowledge that each party to this Agreement, together with such party’s legal counsel, has shared equally in the drafting and construction of this Agreement and, accordingly, no court construing this Agreement shall construe it more strictly against one party hereto than the other.

10.4 Entire Agreement; No Oral Agreements; Amendments to the Agreement. This Agreement, constitutes the entire agreement among the Members with respect to the affairs of the Company and the conduct of its business, and supersedes all prior agreements and understandings, whether oral or written. The Company shall have no oral operating agreements. Any provision of this Agreement may be amended or waived by the written consent of (a) the Company, (b) the holders of a majority of the then outstanding Common Units and Series A Preferred Units, consenting together as a single Class, and (c) to the extent (i) required by Section 5.3 or (ii) that such amendment or waiver otherwise adversely affects the Series A Preferred Holders, the Requisite Series A Preferred Holders; provided that the Board may make any amendment to the Agreement pursuant to Section 6.2 or that is solely administrative in nature. Any amendment adopted consistent with the provisions of this Section 10.4 shall be binding on all Members without the necessity of their execution of the amendment or any other instrument.

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10.5 Headings; Interpretation; Treatment of Affiliates and Permitted Transferees.

(a) The table of contents and section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof. All references to days or months shall be deemed references to calendar days or months. All references to “$” shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to a “Section”, “Schedule” or “Exhibit” shall be deemed to refer to a section of this Agreement or Schedule or Exhibit to this Agreement, as applicable. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Any agreement, instrument or statute defined or referred to herein, or in any agreement or instrument that is referred to herein, means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

(b) All Units held or acquired by Affiliates or Permitted Transferees of a Member shall be deemed to be held by such Member for purposes of determining availability of any rights under this Agreement.

10.6 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, then (a) such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement and (b) the parties agree to negotiate in good faith to draft a new legal and enforceable provision that to the maximum extent possible under applicable law comports with the original intent of the parties and maintains the economic and other terms to which the parties originally agreed.

10.7 Additional Documents. Each Member, upon the request of the Board, agrees to perform all further acts and execute, acknowledge, and deliver any documents that may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

10.8 Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

10.9 Governing Law; Consent to Exclusive Jurisdiction; Dispute Resolution. The laws of the State of Delaware shall govern the validity of this Agreement, the construction and interpretation of its terms, and organization and internal affairs of the Company and the limited liability of the Members. Any legal action or proceeding with respect to this Agreement may be brought in the Court of Chancery of the State of Delaware. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid court. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned court in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party pursuant to Section 10.1 hereof.

10.10 Waiver of Action for Partition. Each of the Members irrevocably waives any right that it may have to maintain any action for partition with respect to any of the assets of the Company.

10.11 Counterpart Execution; Facsimile Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document.

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Such executions may be transmitted to the Company and/or the other Members by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and shall constitute one and the same agreement.

10.12 Tax Matters Member.

(a) Gigamon Systems shall be the “tax matters partner” of the Company within the meaning of Code Section 6231(a)(7) (the “Tax Matters Member”), and shall serve as the Tax Matters Member of the Company until its successor is duly designated by the Board (which the Board shall do promptly upon request by Gigamon Systems or if Gigamon Systems is no longer a Member). The Tax Matters Member shall cause all other Members to be a “Notice Partner” within the meaning of Section 6231(a)(8) of the Code. The Tax Matters Member shall notify the other Members in writing of all material matters that come to its attention in its capacity as Tax Matters Member. The Tax Matters Member will give the other Members not less than fifteen (15) days’ prior written notice, delivered in accordance with Section 10.1, as to any action to be taken or of any decision not to take action with respect to any such material matter. The Tax Matters Member shall act in any similar capacity under applicable state, local or foreign law, subject to similar restrictions and obligations. The Company shall reimburse the Tax Matters Member for its reasonable expenses in connection with the performance of its duties hereunder.

(b) If necessary to cause the Company and the Members to be subject to Code Sections 6221 et seq. (sometimes referred to as the “TEFRA audit provisions”), the Company shall make the election pursuant to Code Section 6231(a)(l)(B)(ii).

10.13 Time of the Essence. Time is of the essence with respect to each and every term and provision of this Agreement.

10.14 Exculpation Among Members. Each Member acknowledges that it is not relying upon any other Person in making its investment or decision to invest in the Company (other than the Company pursuant to the Purchase Agreement). Each Member agrees that no Member nor the respective Affiliates, controlling persons, officers, directors, partners, agents or employees of any Member shall be liable to any other Member for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with their purchase or acquisition of any Units.

10.15 Payment of Preferred Holders’ Costs. The Company agrees to pay and hold each Series A Preferred Holder harmless against liability for payment of reasonable legal fees and disbursements of counsel and other professionals (not to exceed an aggregate of $50,000 per transaction) in connection with any modification, waiver, consent or amendment to this Agreement, the Purchase Agreement or any agreement, document or instrument executed and delivered in connection therewith, including, without limitation, in connection with any Subsequent Liquidity Transaction.

10.16 Confidentiality. Each Holder covenants and agrees that: (a) it will not disclose or make use of any Trade Secrets or Confidential Information of the Company; and (b) it shall not, directly or indirectly, transmit or disclose any Trade Secret or Confidential Information of the Company to any Person and shall not make use of any such Trade Secret or Confidential Information, directly or indirectly, for itself or others, without the prior written consent of the Company, except for a disclosure that is required by any law, order or legal process, in which case such Holder shall provide the Company prior written notice of such requirement as promptly as practicable so that the Company may contest such disclosure. To the extent that such information is a “trade secret” as that term is defined under a state or federal law, this subparagraph is not intended to, and does not, limit the Company’s rights or remedies

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thereunder and the time period for prohibition on disclosure or use of such information is until such information becomes generally known to the public through the act of one who has the right to disclose such information without violating a legal right of the Company. Notwithstanding anything contained in this Section 10.16 to the contrary, each Holder shall be permitted to use all Trade Secrets and Confidential Information of the Company for purposes of evaluating and monitoring its investment in the Company and shall be permitted to disclose such Trade Secrets and Confidential Information as follows: (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, provided that such Holder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; (ii) to any prospective purchaser of any Units from such Holder, if such prospective purchaser agrees to be bound by obligations of confidentiality and non-use comparable this Section 10.16 with respect to such Trade Secrets and Confidential Information where the Company is a third party beneficiary of such obligations; (iii) in the case of any such Holder that is an investment fund, to any partner (limited or general), member, stockholder or wholly owned subsidiary of, or any prospective investor in, such holder in the ordinary course of business, provided that such holder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information.

10.17 Exhibits. The Exhibits to this Agreement, each of which are incorporated by reference, are:

Exhibit A: Glossary of Terms

[Signatures Appear On Following Page]

IN WITNESS WHEREOF, the Members have executed this Restated Limited Liability Company Agreement on the following execution pages, to be effective as of the Effective Date.

THE COMPANY:

GIGAMON LLC

By:	/s/ Ted Ho
Name:	Ted Ho
Title:	Chief Executive Officer

MEMBER:

GIGAMON SYSTEMS LLC

By:	/s/ Ted Ho
Name:	Ted Ho
Title:	Chief Executive Officer

FOUNDERS:

Thomas Cheung

Tom Gallatin

/s/ Ted Ho
Ted Ho

Patrick Leong

King Won

IN WITNESS WHEREOF, the Members have executed this Restated Limited Liability Company Agreement on the following execution pages, to be effective as of the Effective Date.

THE COMPANY:

GIGAMON LLC

By:
Name:	Ted Ho
Title:	Chief Executive Officer

MEMBER:

GIGAMON SYSTEMS LLC

By:
Name:	Ted Ho
Title:	Chief Executive Officer

FOUNDERS:

/s/ Thomas Cheung
Thomas Cheung

Tom Gallatin

Ted Ho

Patrick Leong

King Won

IN WITNESS WHEREOF, the Members have executed this Restated Limited Liability Company Agreement on the following execution pages, to be effective as of the Effective Date.

THE COMPANY:

GIGAMON LLC

By:
Name:	Ted Ho
Title:	Chief Executive Officer

MEMBER:

GIGAMON SYSTEMS LLC

By:
Name:	Ted Ho
Title:	Chief Executive Officer

FOUNDERS:

Thomas Cheung

/s/ Tom Gallatin
Tom Gallatin

Ted Ho

Patrick Leong

King Won

IN WITNESS WHEREOF, the Members have executed this Restated Limited Liability Company Agreement on the following execution pages, to be effective as of the Effective Date.

THE COMPANY:

GIGAMON LLC

By:
Name:	Ted Ho
Title:	Chief Executive Officer

MEMBER:

GIGAMON SYSTEMS LLC

By:
Name:	Ted Ho
Title:	Chief Executive Officer

FOUNDERS:

Thomas Cheung

Tom Gallatin

Ted Ho

/s/ Patrick Leong
Patrick Leong

King Won

IN WITNESS WHEREOF, the Members have executed this Restated Limited Liability Company Agreement on the following execution pages, to be effective as of the Effective Date.

THE COMPANY:

GIGAMON LLC

By:
Name:	Ted Ho
Title:	Chief Executive Officer

MEMBER:

GIGAMON SYSTEMS LLC

By:
Name:	Ted Ho
Title:	Chief Executive Officer

FOUNDERS:

Thomas Cheung

Tom Gallatin

Ted Ho

Patrick Leong

/s/ King Won
King Won

HIGHLAND CAPITAL PARTNERS VII LIMITED PARTNERSHIP

By: Highland Management Partners VII Limited Partnership, its General Partner

By: Highland Management Partners VII, LLC, its General Partner

By:	/s/ Kathy Berry
Authorized Manager

HIGHLAND SUBFUND VII-B GGM LIMITED PARTNERSHIP

By: Highland Management Partners VII Limited Partnership, its General Partner

By: Highland Management Partners VII, LLC, its General Partner

By:	/s/ Kathy Berry
Authorized Manager

HIGHLAND SUBFUND VII-C GGM LIMITED PARTNERSHIP

By: Highland Management Partners VII Limited Partnership, its General Partner

By: Highland Management Partners VII, LLC, its General Partner

By:	/s/ Kathy Berry
Authorized Manager

HIGHLAND ENTREPRENEURS’ FUND VII LIMITED PARTNERSHIP

By: Highland Management Partners VII Limited Partnership, its General Partner

By: Highland Management Partners VII, LLC, its General Partner

By:	/s/ Kathy Berry
Authorized Manager

[Signature page to the Gigamon LLC Restated Limited Liability Company Agreement]

SCHEDULE A

Schedule of Members*

Member	Common Units		Series A Preferred Units	Cash Contribution	Capital Account
Gigamon Systems LLC c/o Gigamon LLC 736 South Hillview Dr. Milpitas, CA 95035 Attention: CEO	51,900,015	**	—	—	$48,637,175.23
Highland Capital Partners VII Limited Partnership c/o Highland Capital Partners 92 Hayden Avenue Lexington, MA 02421 Attention: General Counsel	—		14,957,783	$14,017,420.09	$14,017,420.09
Highland Subfund VII-B GGM Limited Partnership c/o Highland Capital Partners 92 Hayden Avenue Lexington, MA 02421 Attention: General Counsel	—		3,624,562	$3,396,693.76	$3,396,693.76
Highland Subfund VII-C GGM Limited Partnership c/o Highland Capital Partners 92 Hayden Avenue Lexington, MA 02421 Attention: General Counsel	—		5,278,506	$4,946,657.94	$4,946,657.94
Highland Entrepreneurs’ Fund VII Limited Partnership c/o Highland Capital Partners 92 Hayden Avenue Lexington, MA 02421 Attention: General Counsel	—		468,694	$439,228.24	$439,228.24

*	After giving effect to the Investment.
**	After giving effect to the Redemption.

EXHIBIT A

Glossary of Terms

Capitalized words and phrases used in this Agreement are defined below.

“Accrued Preferred Return” shall mean as of a given date, with respect to each Series A Preferred Unit, the amount that would cause the applicable Series A Preferred Holder to achieve a return equal to eight percent (8%) per annum (accruing daily in arrears and compounded annually) on the Series A Preferred Issue Price from the date of issuance of such Series A Preferred Unit.

“Act” shall mean the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), as amended from time to time, or any successor statute thereto.

“Adjusted Capital Account” shall mean such Member’s Capital Account increased by any amount that such Member is deemed obligated to restore under Treasury Regulations Section 1.704-2.

“Affiliate” shall mean, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person directly or indirectly owning or controlling 10% or more of any class of outstanding equity interests of such Person or of any Person which such Person directly or indirectly owns or controls 10% or more of any class of equity interests, (iii) any officer, director, general partner or trustee of such Person, or any Person of which such Person is an officer, director, general partner or trustee, or (iv) any Person who is an officer, director, general partner, trustee or holder of 10% or more of the equity interests of any Person described in clauses (i) through (iii) of this sentence; provided, that in the case of a Person who is an individual, such terms shall also include members of such specified Person’s immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act); provided further, that for purposes of Article VI and the definition of “Permitted Transferee,” the phrase “10% or more” used in this sentence above shall replaced by “a majority.” “Control”, when used with respect to any Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Affiliated Fund” shall mean, with respect to any Person that is an investment fund, any other investment fund now or hereafter existing that are ultimately controlled by one or more individual general partners or managing members of, or share the same management company with, such Person.

“Agreement” shall have the meaning set forth in the introductory paragraph hereto.

“Applicable Blocker Entity” shall mean Highland Subfund VII-B GGM Limited Partnership, Highland Subfund VII-C GGM Limited Partnership, Highland Subfund VII-B GGM Inc., Highland Subfund Vll-C GGM Inc., or, if affirmatively designated an “Applicable Blocker Entity” by the Board (including at least one (1) Series A Manager and at least one (1) Common Manager), any Person that is an Affiliate of any of the foregoing to the extent such Person was formed solely for the purpose of the investment into Company by an Affiliated Fund of such Person.

“Appointed Managers” shall have the meaning set forth in Section 5.1(b)(ii).

“Available Cash On Hand” shall mean as of any given date, the Company’s and its Subsidiaries’ cash and cash equivalents as determined in accordance with GAAP, unless otherwise approved by the Board, including at least one (1) Common Manager and at least one (1) Series A Manager.

“Blocker Investor” shall mean Highland Subfund VII-B GGM Limited Partnership and Highland Subfund VII-C GGM Limited Partnership.

“Board” shall have the meaning set forth in Section 5.1(a).

“Business” shall have the meaning set forth in Section 1.3.

“Capital Account” shall have the meaning set forth in Section 2.6(a).

“Capital Contribution” shall mean with respect to any Member, the amount of money and the fair market value of any property contributed to the Company with respect to the Units of such Member.

“Class” shall mean any class of Units, which consists of the Common Units and Series A Preferred Units.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor federal revenue law.

“Committee” shall have the meaning set forth in Section 5.1(f).

“Common Managers” shall have the meaning set forth in Section 5.1(b)(i).

“Common Units” shall have the meaning set forth in Section 2.l(a).

“Common Unit Holders” shall mean holders of Common Units.

“Company” shall have the meaning set forth in the Recitals.

“Confidential Information” shall mean all information regarding the Company, the Company’s activities, the Company’s Business, clients or customers that is not generally known to persons not employed by the Company and that is not generally disclosed by the Company’s practice or authority to persons not employed by the Company, but that does not rise to the level of a Trade Secret, and shall include, but is not limited to, sales and marketing techniques and plans, production techniques, purchase information, prices, billing information, financial plans and data concerning the Company (including the information furnished in accordance with Section 3 of the Investor Rights Agreement), clients or customers (including, but not limited to client or customer lists), and management planning information. Notwithstanding the foregoing, Confidential Information shall not include information that (i) has become generally available to the public by the act of one who has the right to disclose such information without violating any legal right or contractual right of the Company or (ii) otherwise becomes available to a third-party and such third-party has no knowledge that such disclosure violated any Company right of confidentiality.

“Conversion” shall have the meaning set forth in Section 5.4(a).

“Deemed Liquidation Event” shall have the meaning set forth in Section 3.2(b).

“Default Rate” shall mean a per annum rate of interest equal to the greater of (i) Prime Rate plus 100 basis points or (ii) 8%, but in no event greater than the amount of interest that may be charged and collected under applicable law.

“EBITDA” means the net income of the Company and its Subsidiaries, prior to the provision for (i) interest expense (including, without limitation, amortization of debt issuance costs) for the period in question, (ii) taxes (whether federal, state, local or foreign) based on income or profits for the period in question, and (iii) depreciation and amortization (including amortization of goodwill and other intangibles) for the period in question, in each case determined on a consolidated basis in accordance with GAAP and consistent with past practice.

“Effective Date” shall have the meaning set forth in Section 1.1.

“Fiscal Year” shall be the Company’s taxable year, as described in Section 9.2.

“Founders” shall mean Thomas Cheung, Tom Gallatin, Ted Ho, Patrick Leong and King Won.

“GAAP” shall mean United States generally accepted accounting principles.

“Gigamon Systems” shall mean Gigamon Systems, LLC, a California limited liability company.

“Gigamon Systems Equity Sale Transaction” means any transaction or series of related transactions pursuant to which any Person or group of Persons acting in concert (other than the Founders and their Permitted Transferees as of the Effective Date), together with such Person’s or group of Persons’ Affiliates, acquire(s) more than fifty percent (50%) of the equity securities of Gigamon Systems.

“Holders” shall mean the holders of Units.

“Independent Manager” shall have the meaning set forth in Section 5.1(b)(iii).

“Initial Consideration” shall have the meaning set forth in Subsection 3.2(b).

“Investor Rights Agreement” shall mean the Investor Rights Agreement of even date herewith by and among the Company, Gigamon Systems, the Series A Preferred Holders and the Founders.

“Investment” shall have the meaning set forth in the Recitals.

“Involuntary Transfer” shall mean the involuntary transfer of all or any portion of Units by way of intestacy, will, bankruptcy, receivership, levy, execution, charging order or other similar seizure by legal process.

“IPO” shall mean (a) the sale of shares of capital stock following conversion of the Company to a corporation as contemplated in Section 5.4 or (b) the sale of equity securities of Gigamon Systems (or any successor, in the case of (a) or (b)) in a firm commitment underwritten public offering pursuant to an effective registration under the Securities Act.

“Liquidation” shall mean any liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

“Manager” shall have the meaning set forth in Section 5.1(a).

“Members” shall refer collectively to the Persons listed on the Schedule of Members as Members and to any other Persons who are admitted to the Company as Members or who become Members under the terms of this Agreement until such Persons have ceased to be Members under the terms of this Agreement. “Member” shall mean any one of the Members.

“Net Liquidation Proceeds” shall have the meaning set forth in Section 3.2(a).

“New Securities” shall have the meaning set forth in Section 2.2.

“Officers” shall have the meaning set forth in Section 5.2(a).

“Performance Units” shall means Performance Units issued pursuant to the Unit Incentive Plan.

“Permitted Transferee” shall mean: (i) the estate, personal representative or executor, or any parent, spouse, child or sibling of such Member (or such member of Gigamon Systems); (ii) any trust for the exclusive benefit of any of the Persons set forth in clause (i); or (iii), or a corporation, limited partnership, limited liability company or other entity all of the equity interests of which are owned by the Member or any of the Persons set forth in clause (i) or clause (ii).

“Person” shall mean any natural person, partnership, trust, estate, association, limited liability company, corporation, custodian, nominee, governmental instrumentality or agency, body politic or any other entity in its own or any representative capacity.

“Prime Rate” as of a particular date shall mean the prime rate of interest as published on that date in the Wall Street Journal, and generally defined therein as “the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks.” If the Wall Street Journal is not published on a date for which the Prime Rate must be determined, the Prime Rate shall be the prime rate published in the Wall Street Journal on the nearest-preceding date on which the Wall Street Journal was published.

“Prior LLC Agreement” shall have the meaning set forth in the Recitals.

“Purchase Agreement” shall have the meaning set forth in the Recitals.

“Put Right Commencement Date” shall mean the fifth anniversary of the Effective Date, which shall be January 20, 2015.

“Put Date” shall have the meaning set forth in Section 2.3(a).

“Put Notice” shall have the meaning set forth in Section 2.3(a).

“Put Price” shall have the meaning set forth in Section 2.3(a).

“Put Right” shall have the meaning set forth in Section 2.3(a).

“Put Units” shall have the meaning set forth in Section 2.3(a).

“Qualified Public Offering” shall mean the sale of shares of capital stock of the Company, following conversion of the Company to a corporation as contemplated by Section 5.4, in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, provided that such offering results in aggregate net proceeds of no less than $50,000,000 at a price per share equal to at least $2.46614 (subject to equitable adjustment in the event of any unit or stock splits, dividends, reverse splits, recapitalizations or other similar events).

“Requisite Common Holders” shall mean the Holders of a majority of the Common Units then issued and outstanding, voting as a separate class.

“Requisite Series A Preferred Holders” shall mean the Holders of a majority of the Series A Preferred Units then issued and outstanding, voting as a separate class.

“Sale Transaction” means (i) any transaction or series of related transactions pursuant to which any Person or group of Persons acting in concert (other than any Person who is a Member or a Permitted Transferee as of the Effective Date), together with such Person’s or group of Persons’ Affiliates acquire(s) more than fifty percent (50%) of the Units of the Company or (ii) the sale, exclusive license or other transfer or disposition of any material portion of the Company’s and/or its Subsidiaries’ assets determined on a consolidated basis.

“Schedule of Members” shall mean the Schedule of Members attached hereto as Schedule A.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series A Liquidation Preference Amount” shall mean the Series A Preferred Issue Price plus the Accrued Preferred Return applicable to such Series A Preferred Unit.

“Series A Managers” shall have the meaning set forth in Section 5.1(b)(ii).

“Series A Preferred Conversion Price” shall have the meaning set forth in Section 2.1(c)(iii).

“Series A Preferred Holders” shall mean holders of Series A Preferred Units.

“Series A Preferred Issue Price” shall mean the price at which each Series A Preferred Unit is issued, which shall be $0.9371322 (subject to equitable adjustment in the event of any unit or stock splits, dividends, reverse splits, recapitalizations or other similar events).

“Series A Preferred Units” shall have the meaning set forth in Section 2.1(a).

“Subsequent Liquidity Transaction” shall mean a transaction or series of related transactions pursuant to which, after the 6-month anniversary of the Effective Date and on or prior to the 18-month anniversary of the Effective Date, the Company (a) issues Series A Preferred Units (or a newly authorized class or series of Units that are pari passu with, or subordinate to, the Series A Preferred Units in respect of all rights, preferences and privileges under this Agreement, all other agreements entered into in connection with the Investment, and the Act) to a third party and (b) uses the proceeds from such issuance to purchase on a pro rata basis from the Founders electing to participate therein a number of Units up to thirty percent (30%) of the outstanding Units; provided, however, that the Company’s fully diluted equity value implied by such transaction or series of related transactions shall not be less than $95,000,000.

“Subsidiaries” shall mean any Person a majority of the equity interests of which are owned, directly or indirectly, by the Company.

“Target Balance” shall mean with respect to each Member, as of the close of any period for which allocations are made under Article IV, the amount such Member would receive in a hypothetical liquidation of the Company as of the close of such period, assuming for purposes of such hypothetical liquidation that (i) all of the assets of the Company are sold at prices equal to their then book values (as maintained by the Company for purposes of, and pursuant to, Section 2.6(a) and the capital account maintenance provisions of Treasury Regulations Section 1.704-1 (b)(2)(iv)), and (ii) all of the cash of the

Company is distributed pursuant to Sections 3.1 and 3.2, as applicable (but in the case of such distributions pursuant to Section 3.2, after the payment of all Company liabilities, limited in the case of nonrecourse liabilities to the collateral securing or otherwise available to satisfy such liabilities).

“Tax Distribution” shall have the meaning set forth in Section 3.4(a).

“Tax Liability” shall have the meaning set forth in Section 3.4(a).

“Tax Matters Member” shall have the meaning set forth in Section 10.12.

“Tradable Securities” means (A) securities which have been issued in a transaction registered under the Securities Act and may be resold without compliance with the volume restrictions in Rule 144 of the Securities Act (or, if such volume restrictions apply, within a single three month period in accordance with such rules), (B) securities which may be resold pursuant to a resale shelf registration statement (provided that the issuer covenants to file such registration statement with the SEC and cause it to become effective on customary terms) or (C) in the case of securities for which the principal trading market is any non-US exchange, securities which may be re-sold on a basis which is at least as favorable as that described in clause (A) or (B) above.

“Trade Secret” means all secret, proprietary or confidential information regarding the Company or the Company’s activities, including any and all information not generally known to, or ascertainable by, persons not employed by the Company, the disclosure or knowledge of which would permit those persons to derive actual or potential material economic value therefrom or to cause material economic or financial harm to the Company and shall include, but not be limited to, customer lists, pricing information, customer and supplier contacts, technical information regarding Company processes, services and process and service development, information concerning Company methods, current development and expansion or contraction plans of the Company, information concerning the legal affairs of the Company and information concerning the financial affairs of the Company. Notwithstanding the foregoing, Trade Secrets shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating a legal right or privilege of the Company. This definition shall not limit any definition of “trade secrets” or any equivalent term under state or federal law

“Transfer” shall mean a Voluntary Transfer or an Involuntary Transfer.

“Treasury Regulations” shall mean the final and temporary Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Unit Incentive Plan” shall mean the Gigamon LLC 2009 Performance Unit Plan.

“Units” shall have the meaning set forth in Section 2.1(a).

“Unpaid Tax Liability” shall have the meaning set forth in Section 3.4(a).

“Voluntary Transfer” shall mean any direct or indirect voluntary sale, assignment, transfer, conveyance, pledge, hypothecation or other disposition, with or without consideration, or otherwise of all or any portion of any Units.

“Voting Agreement” shall mean the Drag-Along Voting Agreement of even date herewith by and among the Company, Gigamon Systems, the Series A Preferred Holders and the Founders.

GIGAMON LLC

AMENDMENT NO. 1 TO

RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This Amendment No. 1 (the “Amendment”) to that certain Restated Limited Liability Company Agreement (the “LLC Agreement”) of Gigamon LLC (the “Company”) is made and entered into effective as of April 26, 2011 (the “Effective Date”) by and among the Persons whose names and addresses are listed on the Schedule of Members attached as Schedule A to the LLC Agreement and the Founders. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the respective meanings assigned to them in the LLC Agreement.

RECITALS

WHEREAS, the Members and the Founders desire to amend the LLC Agreement as set forth below;

WHEREAS, pursuant to the LLC Agreement, any term of the LLC Agreement may be amended in writing by the holders of a majority of the outstanding Common Units and Series A Preferred Units, voting together as a single class, and any change to the authorized number of Managers of the Company requires the consent of the Requisite Series A Preferred Holders; and

NOW, THEREFORE, in consideration of these premises and the mutual covenants, terms and conditions set forth herein, all of the parties hereto mutually agree as follows:

AGREEMENT

1. Amendments to the LLC Agreement. The second sentence of Section 5.1(a) of the LLC Agreement is hereby amended and restated in its entirety as follows:

“The Board shall consist of not more than nine (9) individuals designated pursuant to Section 5.1(b) (each a “Manager” and collectively, the “Managers”).”

Section 5.1(b) of the LLC Agreement is hereby amended to add the following:

“(iv) The holders of a majority of the outstanding Common Units and Series A Preferred Units, voting together as a single class, shall be entitled to designate two (2) Managers (each a “Mutual Manager” and collectively, the “Mutual Managers”) by delivering written notice thereof to the Company. Initially, the Mutual Managers shall be Tom Gallatin and Ken Goldman. The holders of a majority of the outstanding Common Units and Series A Preferred Units, voting together as a single class, shall have the right to change any such designee at any time and to fill the vacancy left by the resignation or removal of any such designee by delivering written notice to the Company.”

2. Governing Law. This Amendment shall be governed in all respects by the internal laws of the State of Delaware, without regard to principles of conflicts of law provisions of the State of Delaware or any other state.

3. LLC Agreement. Wherever necessary, all other terms of the LLC Agreement are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the LLC Agreement shall remain in full force and effect.

4. Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument. Executed signatures transmitted via facsimile will be accepted and considered duly executed.

(signature page follows)

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Restated Limited Liability Company Agreement as of the Effective Date.

COMPANY:

GIGAMON LLC

By:	/s/ Ted Ho
Name:	Ted Ho
Title:	CEO

MEMBER:

GIGAMON SYSTEMS LLC

By:	/s/ Ted Ho
Name:	Ted Ho
Title:	CEO

FOUNDERS:

/s/ Thomas Cheung
Thomas Cheung

/s/ Tom Gallatin
Tom Gallatin

/s/ Ted Ho
Ted Ho

/s/ Patrick Leong
Patrick Leong

/s/ King Won
King Won

(Signature Page to Gigamon LLC Amendment No. 1 to Restated Limited Liability Company Agreement)

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Restated Limited Liability Company Agreement as of the Effective Date.

MEMBER:

HIGHLAND CAPITAL PARTNERS VII LIMITED PARTNERSHIP

By: Highland Management Partners VII Limited Partnership, its General Partner

By: Highland Management Partners VII, LLC, its General Partner

By:	/s/ illegible
Authorized Manager

HIGHLAND SUBFUND VII-B GGM LIMITED PARTNERSHIP

By: Highland Management Partners VII Limited Partnership, its General Partner

By: Highland Management Partners VII, LLC, its General Partner

By:	/s/ illegible
Authorized Manager

(Signature Page to Gigamon LLC Amendment No. 1 to Restated Limited Liability Company Agreement)

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment No. 1 to Restated Limited Liability Company Agreement as of the Effective Date.

MEMBER:

HIGHLAND SUBFUND VII-C GGM LIMITED PARTNERSHIP

By: Highland Management Partners VII Limited Partnership, its General Partner

By: Highland Management Partners VII, LLC, its General Partner

By:	/s/ illegible
Authorized Manager

HIGHLAND ENTREPRENEURS’ FUND VII LIMITED PARTNERSHIP

By: Highland Management Partners VII Limited Partnership, its General Partner

By: Highland Management Partners VII, LLC, its General Partner

By:	/s/ illegible
Authorized Manager

(Signature Page to Gigamon LLC Amendment No. 1 to Restated Limited Liability Company Agreement)